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                                                                   Exhibit 10.19

                       FOURTH AMENDMENT TO LOAN AGREEMENT

         This Fourth Amendment to Loan Agreement, dated as of June 29, 2001 (this "Agreement"), is by and among aaiPHARMA INC., formerly known as Applied Analytical Industries, Inc., a Delaware corporation having its principal place of business in Wilmington, North Carolina (the "U.S. Borrower"), AAI APPLIED ANALYTICAL INDUSTRIES DEUTSCHLAND GmbH & CO., KG, a German corporation (the "German Borrower" and, together with the U.S. Borrower, the "Borrowers"), each of the subsidiaries of the U.S. Borrower identified on the signature pages hereof (the "Guarantors"), and BANK OF AMERICA, N.A., a national banking association (the "Bank").

                                    RECITALS:

         A. Pursuant to that certain Amended and Restated Loan Agreement dated as of November 30, 1999, as amended by a First Amendment to Loan Agreement dated May 31, 2000, a Second Amendment to Loan Agreement dated August 31, 2000 and a Third Amendment to Loan Agreement dated as of November 30, 2000 (the "Existing Loan Agreement"), the Bank has extended a revolving credit facility to the U.S. Borrower in the amount of up to $25,000,000, has made a term loan to the U.S. Borrower in the principal amount of $5,250,000 and has extended a revolving credit facility to the German Borrower in the principal amount of up to DM 5,000,000.

         B. The Borrowers have requested that the Bank amend the Existing Loan Agreement to, among other things, provide a letter of credit to be issued for the account of NeoSan Pharmaceuticals, Inc.

         C. The Bank is willing to make such letter of credit available for the account of NeoSan Pharmaceuticals, Inc. and to make other amendments based upon and subject to the terms and conditions specified in this Agreement.

         NOW, THEREFORE, based upon the foregoing, and for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereby agree as follows:


                                     PART I
                                   DEFINITIONS

         SUBPART 1.1. Certain Definitions. Terms defined in the recitals of this Agreement shall have the meanings ascribed to them therein. Unless otherwise defined herein or the context otherwise requires, the following terms used in this Agreement have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

                  "Amended Loan Agreement" means the Existing Loan Agreement as amended hereby.


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                  "Effective Date" shall have the meaning ascribed to such term in Subpart 3.1.

         SUBPART 1.2. Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement have the meanings provided in the Amended Loan Agreement.


                                     PART II
                      AMENDMENTS TO EXISTING LOAN AGREEMENT

         Subject to satisfaction of the conditions specified in Part III of this Agreement, the Existing Loan Agreement is hereby amended in accordance with this
Part II. Except as so amended, the Existing Loan Agreement, the Notes and the other Loan Documents shall continue in full force and effect.

         SUBPART 2.1. New Definitions. Section 1.1 of the Existing Loan Agreement is amended by adding the following definitions to read as follows:

                  "Letter of Credit" shall have the meaning ascribed to such term in Section 2.08 hereof.

                  "LOC Documents" means the Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to the Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

         SUBPART 2.2. Amended Definitions. The definitions for "Borrowing Base", "Funded Debt", "Maturity Date" and "Obligations" in Section 1.1 of the Existing Loan Agreement are hereby amended and restated in their entirety as follows:

                  "Borrowing Base" means, as of any day, the sum of (a) 80% of Eligible Receivables plus (b) the lesser of (i) 75% of Fixed Asset Value and (ii) $26,000,000 minus (c) all indebtedness for borrowed money, howsoever evidenced, or its equivalent (including but not limited to leases required to be capitalized under Generally Accepted Accounting Principles and letters of credit), other than Revolving Loans outstanding hereunder, incurred by, or issued for the benefit of, the Credit Parties and the Letter of Credit; provided that (A) in the case of clauses (a) and (b)(i) above, such amounts shall be as set forth in the most recent Borrowing Base Certificate delivered to the Bank in accordance with the terms of Section 6.01(b)(3) and (B) the advance rates set forth above shall be subject to appraisals conducted from time to time by the Bank and may be increased or decreased by the Bank at any time and from time to time in the exercise of its reasonable credit judgment (it being understood that the U.S. Borrower hereby consents to any such increases or decreases and acknowledges that decreasing the



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         advance rates or increasing the reserves may limit or restrict the availability of Revolving Loans requested by the U.S. Borrower);

                  "Funded Debt" means, without duplication, (a) all outstanding obligations under the tax retention operating lease (or similar agreements) entered into with the Bank or any of its affiliates and (b) all interest bearing obligations of the U.S. Borrower and its consolidated Subsidiaries including, without limitation, all obligations evidenced by promissory notes or other similar contracts but excluding (i) such items as trade payables and accruals and (ii) the Letter of Credit.

                  "Maturity Date" means (a) with respect to the Revolving Loans, September 30, 2001 and (b) with respect to the Term Loan, June 30, 2001.

                  "Obligations" means a collective reference to (a) all obligations of the U.S. Borrower to the Bank in connection with the Revolving Loans, the Term Loan and the Letter of Credit and (b) all German Borrower Obligations;

         SUBPART 2.3. Revolving Loans. Section 2.01 of the Existing Credit Agreement is amended in its entirety to read as follows:

         2.01 REVOLVING LOANS.

                  Subject to the terms and conditions and relying upon the representations and warranties herein set forth, the Bank agrees to make Revolving Loans to the U.S. Borrower, at any time and from time to time until the Maturity Date, in an aggregate principal amount at any time outstanding not to exceed the lesser of (i) TWENTY-SEVEN MILLION TWO HUNDRED THOUSAND DOLLARS ($27,200,000) minus the face amount of the Letter of Credit (the "Revolving Loan Committed Amount") and (ii) the Borrowing Base plus $6,000,000, for purposes of financing the U.S. Borrower's working capital needs. The U.S. Borrower may borrow, repay and reborrow hereunder on or after the date hereof and prior to the Maturity Date, subject to the terms, provisions and limitations set forth herein. The outstanding principal balance of the Revolving Loans, together with all accrued but unpaid interest, fees and other charges, shall be due and payable in full on the Maturity Date.

         SUBPART 2.4. Utilization Fees. Section 2.04(b) of the Existing Credit Agreement is amended in its entirety to read as follows:

         (b) The U.S. Borrower agrees to pay the bank a utilization fee (the "Utilization Fee") in an amount equal to, for the four fiscal quarter period ending June 30, 2001, 1.00% of the portion of Funded Debt as of June 30, 2001 that is greater than the Target Funded Debt Level for such period. The utilization fee for the period ending June 30, 2001 shall be deemed earned as of July 15, 2001 and due and payable on August 31, 2001.

         SUBPART 2.5. Letter of Credit. A new Section 2.08 is added to the Existing Loan Agreement to read as follows:



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         2.08 LETTER OF CREDIT.

         (a) Issuance. The Bank has issued a letter of credit for the account of NeoSan Pharmaceuticals, Inc., a Subsidiary of the U.S. Borrower, and for the benefit of AstraZeneca AB, in the face amount of Two Million Six Hundred Twenty-Five Thousand Dollars ($2,625,000.00) (the "Letter of Credit"). Notwithstanding the definition of Maturity Date, the Letter of Credit shall expire on the earlier of (i) September 30, 2001 or (ii) receipt by the Bank of notice that either (A) that certain Asset Purchase Agreement (the "Purchase Agreement") between AstraZeneca AB and NeoSan Pharmaceuticals, Inc. (the "Buyer") dated as of June ___, 2001 has been terminated or (B) Buyer has paid the Base Purchase Price pursuant to the Purchase Agreement. The Letter of Credit shall comply with the related LOC Documents.

         (b) Reimbursement. In the event of any drawing under the Letter of Credit, the Bank will promptly notify the U.S. Borrower. The U.S. Borrower shall reimburse the Bank on the day the Bank pays a drawing under the Letter of Credit in same day funds. The U.S. Borrower may request a Revolving Loan to satisfy its obligations under this Section 2.08(b) if such request is otherwise in compliance with the terms hereof. If the U.S. Borrower shall fail to reimburse the Bank as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Prime Rate plus two percent (2%) and shall constitute an Event of Default. The U.S. Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of set-off, counterclaim or defense to payment the U.S. Borrower may claim or have against the Bank, the beneficiary of the Letter of Credit or any other Person, including, without limitation, any defense based on any failure of the U.S. Borrower or NeoSan Pharmaceuticals, Inc. to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit.

         (c)      Indemnification of Bank.

                           (i) In addition to its other obligations under this
                  Loan Agreement, the U.S. Borrower hereby agrees to protect, indemnify, pay and save the Bank harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Bank may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of the Letter of Credit or (B) the failure of the Bank to honor the drawing under the Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called "Government Acts").

                           (ii) As between the U.S. Borrower and the Bank, the
                  U.S. Borrower shall assume all risks of the acts, omissions or misuse of the Letter of Credit by the beneficiary thereof. The Bank shall not be responsible: (A) for the form,



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                  validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign the Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) for failure of the beneficiary of the Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (D) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) for errors in interpretation of technical terms; (F) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under the Letter of Credit or of the proceeds thereof; and (G) for any consequences arising from causes beyond the control of the Bank, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Bank's rights or powers hereunder.

                           (iii) In furtherance and extension and not in
                  limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Bank, under or in connection with the Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put the Bank under any resulting liability to the U.S. Borrower. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify the Bank against any and all risks involved in the issuance of the Letter of Credit, all of which risks are hereby assumed by the U.S. Borrower, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any present or future Government Acts. The Bank shall not, in any way, be liable for any failure by the Bank or anyone else to pay any drawing under the Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Bank.

                           (iv) Nothing in this Section 2.08 is intended to
                  limit the reimbursement obligation of the U.S. Borrower contained herein. The obligations of the U.S. Borrower under this Section 2.08 shall survive the termination of this Loan Agreement. No act or omissions of any current or prior beneficiary of the Letter of Credit shall in any way affect or impair the rights of the Bank to enforce any right, power or benefit under this Loan Agreement.

                           (v) Notwithstanding anything herein to the contrary,
                  the U.S. Borrower shall not be required to indemnify the Bank for the Bank's gross negligence or willful misconduct.

         (d) Fees. In consideration of the Bank issuing the Letter of Credit, the U.S. Borrower shall pay to the Bank a fee (the "Letter of Credit Fee") equal to 2.25% per annum for the maximum stated duration of the Letter of Credit (i.e., 90 days). The Letter of Credit Fee for the Letter of Credit shall be payable in advance on the date of



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                  the issuance of the Letter of Credit. The Letter of Credit Fee shall be based on the face amount of the Letter of Credit. In addition to the Letter of Credit Fee, the U.S. Borrower agrees to pay to the Bank (i) such fronting and negotiation fees as may be mutually agreed upon by the Bank and the U.S. Borrower from time to time and (ii) customary charges of the Bank with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, the Letter of Credit.

         (e) NeoSan Pharmaceuticals, Inc. as Account Party. The Letter of Credit contains a statement that such Letter of Credit is issued for the account of NeoSan Pharmaceuticals, Inc. Notwithstanding anything else to the contrary set forth in this Loan Agreement or the LOC Documents, the U.S. Borrower shall be the actual account party for all purposes of this Loan Agreement for such Letter of Credit and the statement regarding NeoSan Pharmaceuticals, Inc. as account party shall not affect the U.S. Borrower's reimbursement obligations hereunder with respect to such Letter of Credit.

         (f) Conflict with LOC Documents. In the event of any conflict between this Loan Agreement and any LOC Document (including the letter of credit application), this Loan Agreement shall control.

         SUBPART 2.6. Funded Debt to EBITDA. Section 6.01(p)(iii) of the Existing Credit Agreement is amended in its entirety to read as follows:

                  (iii) the U.S. Borrower shall maintain a ratio of Funded Debt to EBITDA computed as of the last day of each fiscal quarter (commencing with the fiscal quarter ending June 30, 2001) of
                  (A) with respect to the fiscal quarter ending June 30, 2001, not greater than 3.75 to 1.00, and (B) with respect to each fiscal quarter thereafter, not greater than 3.15 to 1.00.; and

         SUBPART 2.7. Term. Section 9.11 of the Existing Credit Agreement is amended in its entirety to read as follows:

         The term of this Loan Agreement shall be until (i) the Bank no longer is obligated to lend under the Commitments, (ii) the Bank has received payment in full of the unpaid principal and interest of the Notes, and (iii) the Letter of Credit has expired and all amounts outstanding in connection therewith have been paid in full.


                                    PART III
                                     CONSENT

         SUBPART 3.1. Merger. The Bank hereby consents to the merger of Kansas City Analytical Services, Inc. ("KCAS") into the U.S. Borrower, notwithstanding anything in Sections 7.01(d) or (g) of the Existing Loan Agreement to the contrary, provided that (i) the U.S. Borrower is the surviving corporation; (ii) the U.S. Borrower will give the Bank notice of such



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merger prior to such merger; and (iii) the U.S. Borrower shall promptly provide to the Bank any executed documents that the Bank may reasonably request in connection with such merger and in connection with the continued perfection of the Bank's security interest in KCAS's and the U.S. Borrower's property.

         SUBPART 3.2. Dissolution. The Bank hereby consents to the dissolution of Medical & Technical Research Associates, Inc. ("MTRA") and, prior to such dissolution, the change of the legal name of MTRA, notwithstanding anything in Articles V, VI or VII of the Existing Loan Agreement to the contrary, provided that (i) the U.S Borrower will give the Bank notice of such dissolution or name change prior to such dissolution or name change; and (ii) the U.S. Borrower shall promptly provide to the Bank any executed documents that the Bank may reasonably request in connection with such dissolution or name change and in connection with the continued perfection of the Bank's security interest in MTRA's and the U.S. Borrower's property.


                                     PART IV
                           CONDITIONS TO EFFECTIVENESS

         SUBPART 4.1 Effective Date. This Agreement shall be and become effective as of the date hereof (the "Effective Date") when all of the conditions set forth in this Subpart 4.1 shall have been satisfied.

                  4.1.1. Execution of Agreement. The Bank shall have received an original duly executed counterpart of this Agreement from the Borrowers and the Guarantors.

                  4.1.2. Closing Certificate. The Bank shall have received a certificate from the U.S. Borrower, in form and substance satisfactory to the Bank, certifying inter alia that (i) no Default or Event of Default exists as of the Effective Date, and (ii) the representations and warranties of the Credit Parties made in or pursuant to the Existing Loan Agreement and the other Loan Documents are true in all material respects on and as of the Effective Date.


                                     PART V
                                  MISCELLANEOUS

         SUBPART 5.1 Cross-References. References in this Agreement to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Agreement.

         SUBPART 5.2 Instrument Pursuant to Existing Loan Agreement. This Agreement is a document executed pursuant to the Existing Loan Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Loan Agreement.



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         SUBPART 5.3 Loan Documents. Each Credit Party hereby confirms and agrees that the Loan Documents are, and shall continue to be, in full force and effect, except as amended hereby, and except that, on and after the Effective Date references in each Loan Document to the "Loan Agreement", "thereunder", "thereof" or words of like import referring to the Existing Loan Agreement shall mean the Amended Loan Agreement.

         SUBPART 5.4. Representations and Warranties. Each Credit Party hereby represents and warrants that (i) it has the requisite corporate power and authority to execute, deliver and perform this Agreement, (ii) it is duly authorized to, and has been authorized by all necessary corporate action, to execute, deliver and perform this Agreement, (iii) it has no claims, counterclaims, offsets, or defenses to the Loan Documents and the performance of its obligations thereunder, or if such Credit Party has any such claims, counterclaims, offsets, or defenses to the Loan Documents or any transaction related to the Loan Documents, the same are hereby waived, relinquished and released in consideration of the Bank's execution and delivery of this Agreement, (iv) the representations and warranties contained in the Loan Documents are, subject to the limitations set forth therein, true and correct in all material respects on and as of the date hereof as though made on and as of such date (except for those which expressly relate to an earlier date), (v) no event of default under any other agreement, document or instrument to which such Credit Party is a party will occur as a result of the transactions contemplated hereby, and (vi) as of the date of this Agreement, no Event of Default exists.

         SUBPART 5.5. Costs and Expenses. The U.S. Borrower hereby agrees to pay on demand all costs and expenses (including without limitation the reasonable fees and expenses of counsel to the Bank) incurred by the Bank in connection with the negotiation, preparation, execution, and delivery of this Agreement and the enforcement or preservation of any rights and remedies of the Bank hereunder (including without limitation any such fees and expenses subsequently incurred by the Bank in any subsequent bankruptcy or insolvency proceeding involving a Credit Party).

         SUBPART 5.6. Counterparts, Effectiveness, Etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

         SUBPART 5.7. Captions. The captions in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or any provision hereof.

         SUBPART 5.8 Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NORTH CAROLINA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

         SUBPART 5.9 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

              (the remainder of this page intentionally left blank)



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                                              Signature Page to Fourth Amendment
                                     to Loan Agreement dated as of June 29, 2001
                                         for Applied Analytical Industries, Inc.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first above written.


U.S. BORROWER:               aaiPHARMA INC., formerly known as
                             APPLIED ANALYTICAL INDUSTRIES, INC.,
                             a Delaware corporation


                             By:_______________________
                             Name:_____________________
                             Title:______________________


GERMAN BORROWER:             AAI APPLIED ANALYTICAL INDUSTRIES
                             DEUTSCHLAND GmbH & CO., KG,
                             a German corporation


                             By:_______________________
                             Name:_____________________
                             Title:______________________


THE GUARANTORS:              APPLIED ANALYTICAL INDUSTRIES
                                      LEARNING CENTER, INC.
                             AAI TECHNOLOGIES, INC.
                             AAI PROPERTIES, INC.
                             KANSAS CITY ANALYTICAL SERVICES, INC.
                             MEDICAL & TECHNICAL RESEARCH
                                      ASSOCIATES, INC.
                             AAI JAPAN, INC.
                             APPLIED ANALYTICAL INDUSTRIES
                                      ITALY, S.r.l.
                             AAI UK LTD.
                             AAI VERMOGENSVER-
                                      WALTUNGSGESELLSCHAFT mgH
                             AAI APPLIED ANALYTICAL INDUSTRIES DEUTSCHLAND
                                      VERWALTUNGS-GESELLSCHAFT mbH
                             APPLIED ANALYTICAL INDUSTRIES
                                      DEUTSCHLAND GmbH
                             AAI BENELUX B.V.
                             AAI APPLIED ANALYTICAL INDUSTRIES
                                      FRANCE S.A.R.L.

                                              Signature Page to Fourth Amendment
                                     to Loan Agreement dated as of June 29, 2001
                                         for Applied Analytical Industries, Inc.


                             NEOSAN ARZNEIMITTEL-
                                      VERTRIEBSGESELLSCHAFT mbH
                             NEOSAN PHARMACEUTICALS, INC.
                             I.P.A.- INTERNATIONALE PHARMA
                                      AGENTUR GmbH
                             INPHARMCO GESELLSCHAFT zur
                                      VERMARKTUNG VON
                                      ARZNEIMITTELN mbH
                             LAB (GREAT BRITAIN) LIMITED
                             PROSCIENTIA HOLDING AG
                             TECHNOPHARM S.A.
                             AAI INTERNATIONAL, INC.

                             By:_______________________
                             Name:_____________________
                             Title:____________________


BANK:                        BANK OF AMERICA, N.A.


                             By:
                                ----------------------------------
                             Name:
                                  --------------------------------
                             Title:
                                   -------------------------------